Exhibit 99.1

For Immediate Release

HOSPIRA REPORTS THIRD-QUARTER 2014 RESULTS

— Narrows full-year 2014 sales and earnings per share projections toward upper end of the range —

LAKE FOREST, Ill., Nov. 6, 2014 -- Hospira, Inc. (NYSE: HSP), the world's leading provider of injectable drugs and infusion technologies, today reported results for the third quarter ended Sept. 30, 2014. Net sales for the quarter were $1.2 billion and adjusted* diluted earnings per share were $0.74. (Adjusted* measures exclude specified items as described later in this press release and the attached schedules.) On a U.S. Generally Accepted Accounting Principles (GAAP) basis, third-quarter 2014 diluted earnings per share were $0.92.

"We were very pleased with Hospira's performance in the third quarter, one of our stronger quarters in recent history," said F. Michael Ball, chief executive officer. "Our dedicated focus on execution supports our strong results, as do the investments we have been making to reinforce our foundation and drive growth. Despite the genericization of our proprietary sedation product Precedex™ in the quarter, we are on track to meet our guidance for the year, and we remain excited about Hospira's longer-term future with our multiple growth drivers. All of us at Hospira remain committed to serving our customers and delivering value to our shareholders, and we believe our progress in multiple areas is positioning the company for sustainable long-term growth."

Third-Quarter 2014 Results
The following table highlights selected financial results for the third quarter of 2014 compared to the same period in 2013:

In $ millions, except per share amounts	GAAP Three Months Ended September 30,		%	Adjusted* Three Months Ended September 30,		%
	2014	2013	Change	2014	2013	Change
Net Sales	$1,150.6	$1,008.2	14.1%	$1,150.6	$1,008.2	14.1%
Gross Profit (Net Sales less Cost of Products Sold)	$431.3	$290.2	48.6%	$478.0	$371.4	28.7%
Income from Operations	$227.5	$29.8	nm	$192.6	$122.0	57.9%
Diluted Earnings per Share	$0.92	$0.01	nm	$0.74	$0.51	45.1%
Statistics (as a % of Net Sales)
Gross Profit (Net Sales less Cost of Products Sold)	37.5%	28.8%		41.5%	36.8%
Income from Operations	19.8%	3.0%		16.7%	12.1%
 nm: Percentage change is not meaningful.

Specified items are included in GAAP results and excluded from adjusted* non-GAAP measures; the specified items are detailed in the schedules attached to this press release.

Net sales were $1.2 billion in the third quarter of 2014, an increase of 14.1 percent compared to the third quarter of 2013. Net sales benefited from the continued strong global sales of Specialty Injectable Pharmaceuticals (SIP) products. Favorable pricing, as well as strong volume driven by our continued supply recovery in the United States, were the major contributors to the strong performance.

Adjusted* income from operations increased 57.9 percent to $193 million in the third quarter of 2014, compared to $122 million in the third quarter of 2013. The increase primarily reflects the impact of improved pricing and increased volume in sales of the company's SIP products, which were partially offset by higher Research and development expenses, as well as higher Selling, general and administrative expenses. On a GAAP basis, income from operations was $228 million, compared to $30 million in the third quarter of 2013. Several additional factors in the third-quarter 2014 affected the year-over-year increase in income from operations on a GAAP basis: divestiture-related gains; lower manufacturing spending related to the company's quality- and product-related charges; and lower charges associated with the company's Device Strategy, partially offset by acquisition and integration-related charges.

The effective tax rate on an adjusted basis* in the third quarter of 2014 was 26.5 percent, compared to 17.5 percent in the third quarter of 2013. The increase in the effective tax rate on an adjusted* basis reflects an increase and shift in the mix of earnings to higher tax-rate jurisdictions. On a GAAP basis, the third quarter 2014 effective tax rate was an expense of 23.8 percent, compared to a benefit of 97.5 percent for the same period in 2013, primarily a result of the higher U.S. income.

Cash Flow
Cash flow from operations for the first nine months of 2014 was $334 million, compared to $62 million in the same period last year. The increase is primarily due to higher net income in the first nine months of 2014.

Capital expenditures were $279 million for the first nine months of 2014, compared to $249 million for the same period in 2013. The increase reflects capital spending primarily associated with the company's new facility in Vizag, India, as well as the company's modernization initiatives.

2014 Projections
Based on the company's assumptions regarding the impact in the fourth quarter of the genericization of Precedex, Hospira now expects net sales growth for full-year 2014 to range between 8.5 to 9.5 percent on a constant-currency basis, with minimal impact from foreign currency.

The company is now projecting adjusted* diluted earnings per share for 2014 to range between $2.40 and $2.50, the upper end of the prior range.

The reconciliation between the projected 2014 adjusted* diluted earnings per share and projected GAAP diluted earnings per share follows:

Diluted earnings per share — adjusted*	$2.40 - $2.50

Estimated charges related to the company's Device Strategy (mid-point of an estimated range of $0.11 to $0.15 per diluted share)	$(0.13)

Estimated amortization of intangible assets related to certain acquisitions (mid-point of an estimated range of $0.24 to $ 0.28 per diluted share)	$(0.26)

Estimated charges for certain quality and product-related matters (mid-point of an estimated range of $0.25 to $0.31 per diluted share)	$(0.28)

Estimated charges related to capacity expansion (mid-point of an estimated range of $0.23 to $0.31 per diluted share)	$(0.27)

Estimated net acquisition and integration-related charges associated with the recently completed acquisition of an API-related business from Orchid Chemicals & Pharmaceuticals (mid-point of an estimated range of $0.10 to $0.14 per diluted share)	$(0.12)

Estimated charges related to facilities optimization, impairment of certain assets and other restructuring (mid-point of an estimated range of $0.04 to $0.06 per diluted share)	$(0.05)

Gains from certain divestitures	$0.51

Diluted earnings per share — GAAP	$1.80 - $1.90

The adjusting items are shown net of tax in aggregate of $67 million, which is calculated for the specified adjustments stated above, based on the statutory tax rates in the various tax jurisdictions in which the items are expected to occur.

The company is updating its guidance for full-year 2014 cash flow from operations, which it now expects to range between $425 million and $475 million. Capital expenditure projections remain in a range between $375 million and $425 million. The company continues to expect depreciation and amortization to range between $225 million and $275 million.

*Use of Non-GAAP Financial Measures
Adjusted* measures used in this press release are reconciled to the most comparable measures calculated in accordance with GAAP in the schedules attached to this release. For more information regarding these non-GAAP financial measures, please see Hospira's Current Report on Form 8-K furnished to the Securities and Exchange Commission on the date of this press release.

Webcast/Complementary Material
Hospira will hold a conference call for investors and media at 8 a.m. Central time on Thursday, Nov. 6, 2014. A live webcast of the conference call will be available on Hospira's website at www.hospirainvestor.com. Listeners should log on approximately 10 minutes in advance to ensure proper setup for receiving the webcast. In addition, complementary information will be available on the presentations page of the Investor Relations website at the beginning of the conference call. A replay will be available on the Hospira website for 30 days following the call.

About Hospira
Hospira, Inc. is the world's leading provider of injectable drugs and infusion technologies, and a global leader in biosimilars. Through its broad, integrated portfolio, Hospira is uniquely positioned to Advance Wellness™ by improving patient and caregiver safety while reducing healthcare costs. The company is headquartered in Lake Forest, Ill., and has approximately 19,000 employees. Learn more at www.hospira.com.

Private Securities Litigation Reform Act of 1995 —

A Caution Concerning Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including projections of certain measures of Hospira's results of operations; projections of certain charges, expenses, and cash flow; and other statements regarding Hospira's goals, plans and strategy. Hospira cautions that these forward-looking statements are subject to risks and uncertainties, including adequate and sustained progress on the company's quality initiatives, continuous improvement activities, and Device Strategy, and the impact of generic market formation developments for Precedex (dexmedetomidine HCl), the company's proprietary pharmaceutical for sedation, that may cause actual results to differ materially from those indicated in the forward-looking statements. Economic, competitive, governmental, regulatory, legal, intellectual property, product development, technological, supply, quality, and other factors that may affect Hospira's operations and may cause actual results to be materially different from expectations include the risks, uncertainties and factors discussed under the headings "Forward-Looking Statements," "Risk Factors," and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in Hospira's latest Annual Report on Form 10-K and subsequent Forms 10-Q, filed with the Securities and Exchange Commission and incorporated by reference. Hospira undertakes no obligation to release publicly any revisions to forward-looking statements as the result of subsequent events or developments, unless required by law.

Contacts:

Media	Financial Community
Stacey Eisen	Karen King
(224) 212-2357	(224) 212-2711

Media	Financial Community
Tareta Adams	Ruth Venning
(224) 212-2535	(224) 212-2774

Hospira, Inc.
Condensed Consolidated Statements of Income
(Unaudited)
(dollars and shares in millions, except for per share amounts)

	Three Months Ended September 30,		% Change
	2014	2013
Net sales	$1,150.6	$1,008.2	14.1%

Cost of products sold	719.3	718.0	0.2%
Restructuring, impairment and (gain) on disposal of assets, net	(106.3)	9.8	nm
Research and development	86.3	69.9	23.5%
Selling, general and administrative	223.8	180.7	23.9%
Total operating costs and expenses	923.1	978.4	(5.7)%
Income From Operations	227.5	29.8	nm

Interest expense	19.2	23.3	(17.6)%
Other expense, net	4.3	39.0	(89.0)%
Income (Loss) Before Income Taxes	204.0	(32.5)	nm

Income tax expense (benefit)	48.6	(31.7)	253.3%
Equity income from affiliates, net	(3.2)	(2.7)	18.5%
Net Income	$158.6	$1.9	nm

Earnings Per Common Share:
Basic	$0.94	$0.01	nm
Diluted	$0.92	$0.01	nm

Weighted Average Common Shares Outstanding:
Basic	168.9	165.7	1.9%
Diluted	171.8	167.0	2.9%

Adjusted Gross Profit (1)(2)	$478.0	$371.4	28.7%
Adjusted Income From Operations (1)	$192.6	$122.0	57.9%
Adjusted Net Income (1)	$127.5	$84.5	50.9%
Adjusted Diluted Earnings Per Share (1)	$0.74	$0.51	45.1%

Statistics (as a % of Net sales, except for income tax rate)

	GAAP Three Months Ended September 30,		Adjusted (1) Three Months Ended September 30,
	2014	2013	2014	2013
Gross Profit (2)	37.5%	28.8%	41.5%	36.8%
Income From Operations	19.8%	3.0%	16.7%	12.1%
Net Income	13.8%	0.2%	11.1%	8.4%
Income Tax Rate	23.8%	97.5%	26.5%	17.5%
______________________________________________________________________

(1)
Adjusted financial measures are Non-GAAP measures and exclude specified items as described and reconciled to comparable GAAP financial measures in the Reconciliation of GAAP to Non-GAAP Financial Measures contained in this press release.

(2)	Gross profit is defined as Net sales less Cost of products sold. Adjusted gross profit excludes specified items, as indicated in the previous footnote.
nm	Percentage change is not meaningful.

Hospira, Inc.
Condensed Consolidated Statements of Income (Loss)
(Unaudited)
(dollars and shares in millions, except for per share amounts)

	Nine Months Ended September 30,		% Change
	2014	2013
Net sales	$3,337.2	$2,918.4	14.4%

Cost of products sold	2,136.3	2,159.5	(1.1)%
Restructuring, impairment and (gain) on disposal of assets, net	(92.0)	21.4	nm
Research and development	245.2	218.1	12.4%
Selling, general and administrative	621.1	556.0	11.7%
Total operating costs and expenses	2,910.6	2,955.0	(1.5)%
Income (Loss) From Operations	426.6	(36.6)	nm

Interest expense	58.9	62.8	(6.2)%
Other expense, net	1.4	51.3	(97.3)%
Income (Loss) Before Income Taxes	366.3	(150.7)	343.1%

Income tax expense (benefit)	84.1	(96.2)	187.4%
Equity income from affiliates, net	(15.2)	(12.7)	19.7%
Net Income (Loss)	$297.4	$(41.8)	nm

Earnings (Loss) Per Common Share:
Basic	$1.77	$(0.25)	nm
Diluted	$1.75	$(0.25)	nm

Weighted Average Common Shares Outstanding:
Basic	167.7	165.5	1.3%
Diluted	170.2	165.5	2.8%

Adjusted Net Sales (1)(2)	$3,337.2	$3,022.7	10.4%
Adjusted Gross Profit (1)(3)	$1,362.1	$1,119.8	21.6%
Adjusted Income From Operations (1)	$523.4	$349.6	49.7%
Adjusted Net Income (1)	$351.3	$262.7	33.7%
Adjusted Diluted Earnings Per Share (1)	$2.06	$1.58	30.4%

Statistics (as a % of Net sales, except for income tax rate)

	GAAP Nine Months Ended September 30,		Adjusted (1) Nine Months Ended September 30,
	2014	2013	2014	2013
Gross Profit (3)	36.0%	26.0%	40.8%	37.0%
Income (Loss) From Operations	12.8%	(1.3)%	15.7%	11.6%
Net Income (Loss)	8.9%	(1.4)%	10.5%	8.7%
Income Tax Rate	23.0%	63.8%	26.5%	12.7%
______________________________________________________________________

(1)
Adjusted financial measures are Non-GAAP measures and exclude specified items as described and reconciled to comparable GAAP financial measures in the Reconciliation of GAAP to Non-GAAP Financial Measures contained in this press release.

(2)	There were no Device Strategy charges included in GAAP Net sales for the nine months ended September 30, 2014.
(3)	Gross profit is defined as Net sales less Cost of products sold. Adjusted gross profit excludes specified items, as indicated in the previous footnotes.
nm	Percentage change is not meaningful.

Hospira, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)
(dollars in millions, except for per share amounts)

Three Months Ended September 30, 2014 Reconciliation of GAAP to Non-GAAP Financial Measures:

	Gross Profit (1)	Income From Operations	Net Income	Diluted EPS
GAAP Financial Measures	$431.3	$227.5	$158.6	$0.92
Specified Items (2)
Device Strategy charges (A)	3.3	3.3	3.2	0.02
Amortization of certain intangible assets (B)	12.8	12.8	10.1	0.06
Certain quality and product related charges (C)	12.3	12.3	7.9	0.05
Capacity expansion related charges (D)	16.4	16.4	10.8	0.06
Acquisition and integration related charges (E)	1.9	26.7	24.1	0.14
Divestiture gains (F)	—	(105.8)	(86.8)	(0.51)
Other restructuring charges (releases) (G)	—	(0.6)	(0.4)	—
Adjusted financial measures (3)	$478.0	$192.6	$127.5	$0.74
__________________________________________________________________________

GAAP results for the three months ended September 30, 2014 include:
(A)	Device Strategy charges: $3.3 million reported in Cost of products sold. These charges include consulting, customer accommodations, and other costs associated with Hospira's Device Strategy.
(B)
Amortization of certain intangible assets reported in Cost of products sold resulting from acquisitions including Mayne Pharma Limited ("Mayne Pharma") and a generic injectable business and an active pharmaceutical ingredient business by Hospira Healthcare India Private Limited ("Hospira India").

(C)
Certain quality and product related charges reported in Cost of products sold primarily include third party oversight and consulting costs, extended production downtime related costs, and device product review and remediation costs to address identified issues. These charges are primarily associated with Hospira's response to certain United States Food and Drug Administration ("FDA") warning letters and charges related to certain device related remediation activities.

(D)	Capacity expansion related charges reported in Cost of products sold include start-up charges related to manufacturing capacity expansion in India.
(E)
Acquisition and integration related charges: $1.9 million reported in Cost of products sold and $24.8 million reported in Selling, general and administrative related to the acquisition and integration of an active pharmaceutical ingredient business. Charges reported in Selling, general and administrative include an allowance on an advance to an entity controlled by the primary shareholder of Orchid Chemicals & Pharmaceuticals Ltd.'s ("Orchid").

(F)
Divestiture gains reported in Restructuring, impairment and (gain) on disposal of assets, net related to the sale of Hospira's clinical surveillance software business, Theradoc, Inc. ("Theradoc"), and Hospira's surgical suction product line.

(G)
Other restructuring charges (releases): $(0.6) million reported in Restructuring, impairment and (gain) on disposal of assets, net. These releases include accrual reversals associated with Hospira's commercial reorganization.

Three Months Ended September 30, 2013 Reconciliation of GAAP to Non-GAAP Financial Measures:

	Gross Profit (1)	Income From Operations	Net Income	Diluted EPS
GAAP Financial Measures	$290.2	$29.8	$1.9	$0.01
Specified Items (2)
Device Strategy charges (A)	15.7	18.9	13.8	0.08
Amortization of certain intangible assets (B)	16.4	16.4	11.5	0.07
Impairment of certain assets (C)	—	3.5	(0.4)	—
Certain quality and product related charges (D)	42.5	42.5	27.7	0.17
Capacity expansion related charges (E)	6.6	6.6	4.3	0.03
Acquisition and integration related charges (F)	—	1.2	0.7	—
Other restructuring charges (G)	—	3.1	2.2	0.01
Early debt extinguishment charges (H)	—	—	22.8	0.14
Adjusted financial measures (3)	$371.4	$122.0	$84.5	$0.51
________________________________________________________________________

GAAP results for the three months ended September 30, 2013 include:
(A)
Device Strategy charges: $15.7 million in Cost of products sold and $3.2 million reported in Restructuring, impairment and (gain) on disposition of assets, net. These charges include consulting, customer accommodations, other asset impairments, accelerated depreciation, and other costs associated with Hospira's Device Strategy.

	(B)	Amortization of certain intangible assets reported in Cost of products sold resulting from acquisitions including Mayne Pharma and a generic injectable business by Hospira India.
(C)
Impairment of certain assets: $3.5 million reported in Restructuring, impairment and (gain) on disposal of assets, net and $3.1 million reported in Other expense, net. These charges relate to impairments of certain intangible assets and investments, respectively.

(D)
Certain quality and product related charges reported in Cost of products sold primarily include third party oversight and consulting costs, extended production downtime related costs, and device product review and remediation costs to address identified issues. These charges are primarily associated with Hospira's response to the FDA warning letters and charges related to certain device related remediation activities.

	(E)	Capacity expansion related charges reported in Cost of products sold include start-up charges related to manufacturing capacity expansion in India.
(F)
Acquisition and integration related charges reported in Selling, general, and administrative include costs for the then pending acquisition and integration of an active pharmaceutical ingredient business.

(G)
Other restructuring charges: $3.1 million reported in Restructuring, impairment and (gain) on disposal of assets, net. These charges include severance charges associated with Hospira's commercial reorganization.

(H)
Early debt extinguishment charges: $33.4 million reported in Other expense, net and $3.0 million reported in Interest expense. These charges include a make whole provision, write-off of debt issue costs, discounts and deferred gain on interest rate hedges, and interest expense associated with an overlap of outstanding debt.

(1)	Gross profit is defined as Net sales less Cost of products sold.
(2)
Specified items are shown net of tax in aggregate of an expense of $3.8 million and benefit of $49.0 million for the three months ended September 30, 2014 and 2013, respectively, based on the statutory tax rates in the various tax jurisdictions in which the items occurred.

(3)
The Non-GAAP financial measures contained in this press release (including Adjusted Gross Profit, Adjusted Income From Operations, Adjusted Net Income and Adjusted Diluted Earnings Per Share) adjust for specified items. Management believes the Non-GAAP financial measures represent the amounts directly related to the ongoing operations of the business and uses these measures in evaluating performance. All Non-GAAP financial measures are intended to supplement the applicable GAAP measures and should not be considered in isolation from, or a replacement for, financial measures prepared in accordance with GAAP and may not be comparable to, or calculated in the same manner as, Non-GAAP financial measures published by other companies. Refer to Hospira's Form 8-K furnished on November 6, 2014.

Hospira, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)
(dollars in millions, except for per share amounts)

Nine Months Ended September 30, 2014 Reconciliation of GAAP to Non-GAAP Financial Measures:

	Gross Profit (1)	Income From Operations	Net Income	Diluted EPS
GAAP Financial Measures	$1,200.9	$426.6	$297.4	$1.75
Specified Items (2)
Device Strategy charges (A)	15.3	16.6	13.7	0.08
Amortization of certain intangible assets (B)	48.2	48.2	34.7	0.20
Impairment of certain assets (C)	—	6.1	3.8	0.02
Certain quality and product related charges (D)	51.4	51.4	32.9	0.19
Capacity expansion related charges (E)	44.4	44.4	29.3	0.17
Acquisition and integration related charges (F)	1.9	29.5	22.3	0.13
Facilities optimization charges (G)	—	5.0	3.1	0.02
Divestiture gains (H)	—	(105.8)	(86.8)	(0.51)
Other restructuring charges (I)	—	1.4	0.9	0.01
Adjusted financial measures (3)	$1,362.1	$523.4	$351.3	$2.06
__________________________________________________________________________

GAAP results for the nine months ended September 30, 2014 include:
(A)
Device Strategy charges: $15.3 million reported in Cost of products sold and $1.3 million reported in Restructuring, impairment and (gain) on disposal of assets, net. These charges include consulting, customer accommodations, collection and destruction costs, accelerated depreciation, and other costs associated with Hospira's Device Strategy.

(B)
Amortization of certain intangible assets reported in Cost of products sold resulting from acquisitions including Mayne Pharma and a generic injectable business and an active pharmaceutical ingredient business by Hospira India.

(C)	Impairments of certain property and equipment assets reported in Restructuring, impairment and (gain) on disposal of assets, net.
(D)
Certain quality and product related charges reported in Cost of products sold primarily include third party oversight and consulting costs, extended production downtime related costs, and device product review and remediation costs to address identified issues. These charges are primarily associated with Hospira's response to certain FDA warning letters and charges related to certain device related remediation activities.

(E)	Capacity expansion related charges reported in Cost of products sold include start-up charges related to manufacturing capacity expansion in India.
(F)
Acquisition and integration related charges: $1.9 million reported in Cost of products sold and $27.6 million reported in Selling, general and administrative, and ($5.8) million of foreign exchange hedge gains reported in Other expense, net related to the acquisition and integration of an active pharmaceutical ingredient business. Charges reported in Selling, general and administrative include an allowance on an advance to an entity controlled by the primary shareholder of Orchid.

(G)	Facilities optimization charges reported in Restructuring, impairment and (gain) on disposal of assets, net related to the sale of the Buffalo, NY, manufacturing facility.
(H)
Divestiture gains reported in Restructuring, impairment and (gain) on disposal of assets, net related to the sale of Hospira's clinical surveillance software business, Theradoc, and Hospira's surgical suction product line.

(I)
Other restructuring charges: $1.4 million reported in Restructuring, impairment and (gain) on disposal of assets, net. These charges include severance costs associated with Hospira's commercial reorganization.

Nine Months Ended September 30, 2013 Reconciliation of GAAP to Non-GAAP Financial Measures:

	Net Sales	Gross Profit (1)	(Loss) Income From Operations	Net (Loss) Income	Diluted EPS
GAAP Financial Measures	$2,918.4	$758.9	$(36.6)	$(41.8)	$(0.25)
Specified Items (2)
Device Strategy charges (A)	104.3	207.1	217.4	159.8	0.97
Amortization of certain intangible assets (B)	—	52.3	52.3	36.5	0.22
Impairment of certain assets (C)	—	—	3.5	10.8	0.06
Certain quality and product related charges (D)	—	87.2	87.2	57.6	0.35
Capacity expansion related charges (E)	—	14.3	14.3	9.3	0.06
Acquisition and integration related charges (F)	—	—	3.9	2.4	0.01
Other restructuring charges (G)	—	—	7.6	5.3	0.03
Early debt extinguishment charges (H)	—	—	—	22.8	0.14
Diluted share impact					(0.01)
Adjusted financial measures (3)	$3,022.7	$1,119.8	$349.6	$262.7	$1.58
__________________________________________________________________________

GAAP results for the nine months ended September 30, 2013 include:
(A)
Device Strategy charges: $104.3 million reported in Net sales, $102.8 million reported in Cost of products sold and $10.3 million reported in Restructuring, impairment and (gain) on disposal of assets, net. These charges include customer sales allowances, consulting, customer accommodations, contract termination, collection and destruction costs, inventory charges, other asset impairments, accelerated depreciation, and other costs associated with Hospira's Device Strategy.

	(B)	Amortization of certain intangible assets reported in Cost of products sold resulting from acquisitions including Mayne Pharma and a generic injectable business by Hospira India.
(C)
Impairment of certain assets: $3.5 million reported in Restructuring, impairment and (gain) on disposal of assets, net and $14.5 million reported in Other expense, net. These charges relate to impairments of certain intangible assets and investments, respectively.

(D)
Certain quality and product related charges reported in Cost of products sold primarily include third party oversight and consulting costs, extended production downtime related costs, and device product review and remediation costs to address identified issues. These charges are primarily associated with Hospira's response to the FDA warning letters and charges related to certain device related remediation activities.

	(E)	Capacity expansion related charges reported in Cost of products sold include start-up charges related to manufacturing capacity expansion in India.
(F)
Acquisition and integration related charges reported in Selling, general, and administrative include costs for the then pending acquisition and integration of an active pharmaceutical ingredient business.

(G)
Other restructuring charges: $7.6 million reported in Restructuring, impairment and (gain) on disposal of assets, net. These charges include severance charges associated with Hospira's commercial reorganization.

(H)
Early debt extinguishment charges: $33.4 million reported in Other expense, net and $3.0 million reported in Interest expense. These charges include a make whole provision, write-off of debt issue costs, discounts and deferred gain on interest rate hedges, and interest expense associated with an overlap of outstanding debt.

(1)	Gross profit is defined as Net sales less Cost of products sold.
(2)
Specified items are shown net of tax in aggregate of $37.1 million and $132.6 million for the nine months ended September 30, 2014 and 2013, respectively, based on the statutory tax rates in the various tax jurisdictions in which the items occurred.

(3)
The Non-GAAP financial measures contained in this press release (including Adjusted Net Sales, Adjusted Gross Profit, Adjusted Income From Operations, Adjusted Net Income and Adjusted Diluted Earnings Per Share) adjust for specified items. Management believes the Non-GAAP financial measures represent the amounts directly related to the ongoing operations of the business and uses these measures in evaluating performance. All Non-GAAP financial measures are intended to supplement the applicable GAAP measures and should not be considered in isolation from, or a replacement for, financial measures prepared in accordance with GAAP and may not be comparable to, or calculated in the same manner as, Non-GAAP financial measures published by other companies. Refer to Hospira's Form 8-K furnished on November 6, 2014.

Hospira, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)
(dollars in millions)

	September 30, 2014	December 31, 2013
Assets
Current Assets:
Cash and cash equivalents	$541.4	$798.1
Trade receivables, less allowances of $10.3 and $11.2, respectively	610.2	574.3
Inventories, net	1,190.0	1,066.2
Deferred income taxes and other	215.2	208.6
Prepaid expenses	71.3	90.0
Other receivables	131.1	101.3
Total Current Assets	2,759.2	2,838.5
Property and equipment, net	1,787.7	1,574.2
Intangible assets, net	145.1	172.2
Goodwill	1,093.0	1,057.7
Deferred income taxes	314.6	358.9
Investments	257.1	33.1
Other assets	136.4	144.3
Total Assets	$6,493.1	$6,178.9
Liabilities and Shareholders' Equity
Current Liabilities:
Short-term borrowings	$12.9	$93.7
Trade accounts payable	356.1	329.2
Salaries, wages and commissions	212.7	185.4
Other accrued liabilities	588.2	556.8
Total Current Liabilities	1,169.9	1,165.1
Long-term debt	1,749.2	1,747.0
Deferred income taxes	6.9	3.2
Post-retirement obligations and other long-term liabilities	215.4	301.7
Commitments and Contingencies
Total Shareholders' Equity	3,351.7	2,961.9
Total Liabilities and Shareholders' Equity	$6,493.1	$6,178.9

Hospira, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)
(dollars in millions)

	Nine Months Ended September 30,
	2014	2013
Cash Flow From Operating Activities:
Net Income (Loss)	$297.4	$(41.8)
Adjustments to reconcile Net Income (Loss) to net cash from operating activities-
Depreciation	134.7	128.9
Amortization of intangible assets	60.8	63.8
Loss on early debt extinguishment	—	33.4
Stock-based compensation expense	40.3	31.1
Undistributed equity income from affiliates	(15.2)	(12.7)
Distributions received from equity affiliates	16.3	30.1
Deferred income taxes and other tax adjustments	12.8	(119.7)
Impairments and other asset charges	7.3	73.1
Gain on disposal of assets	(100.8)	(0.9)
Changes in assets and liabilities, net of the effects of acquisitions-
Trade receivables	(57.4)	11.2
Inventories	(100.4)	(144.3)
Prepaid expenses and other assets	(8.2)	(48.7)
Trade accounts payable	33.4	(11.3)
Other liabilities	(0.3)	60.0
Other, net	13.6	9.3
Net Cash Provided by Operating Activities	334.3	61.5

Cash Flow From Investing Activities:
Capital expenditures (including instruments placed with or leased to customers)	(279.0)	(248.5)
Acquisitions, net of cash acquired	(223.4)	—
Purchases of intangibles and other investments	(35.2)	(12.2)
Purchase of debt security	(200.0)	—
Proceeds from disposal of businesses and assets	130.7	1.4
Net Cash Used in Investing Activities	(606.9)	(259.3)

Cash Flow From Financing Activities:
Issuance of long-term debt, net of fees paid	—	691.8
Repayment of long-term debt	—	(650.0)
Payment on early debt extinguishment	—	(39.8)
Other borrowings, net	(84.8)	56.0
Excess tax benefit from stock-based compensation arrangements	4.4	1.1
Proceeds from stock options exercised	105.9	13.0
Net Cash Provided by Financing Activities	25.5	72.1

Effect of exchange rate changes on cash and cash equivalents	(9.6)	(14.6)

Net change in cash and cash equivalents	(256.7)	(140.3)
Cash and cash equivalents at beginning of period	798.1	772.1
Cash and cash equivalents at end of period	$541.4	$631.8

Supplemental Cash Flow Information:
Cash paid during the period-
Interest	$101.7	$93.7
Income taxes, net of refunds	$40.6	$55.7
Accrued capital expenditures	$27.9	$12.2

Hospira, Inc.
Net Sales by Product Line
(Unaudited)
(dollars in millions)

	Three Months Ended September 30,
	2014	2013	% Change at Actual Currency Rates	% Change at Constant Currency Rates(1)
Americas—
Specialty Injectable Pharmaceuticals	$629.8	$539.8	16.7%	16.9%
Medication Management	169.9	175.2	(3.0)%	(1.9)%
Other Pharma	139.3	89.2	56.2%	56.5%
Total Americas	939.0	804.2	16.8%	17.2%

Europe, Middle East & Africa ("EMEA")—
Specialty Injectable Pharmaceuticals	87.1	80.4	8.3%	8.0%
Medication Management	25.6	23.9	7.1%	6.7%
Other Pharma	22.4	19.2	16.7%	11.5%
Total EMEA	135.1	123.5	9.4%	8.3%

Asia Pacific ("APAC")—
Specialty Injectable Pharmaceuticals	63.4	64.8	(2.2)%	(2.3)%
Medication Management	12.0	10.7	12.1%	12.1%
Other Pharma	1.1	5.0	(78.0)%	(78.0)%
Total APAC	76.5	80.5	(5.0)%	(5.2)%

Net Sales	$1,150.6	$1,008.2	14.1%	14.3%

Global—
Specialty Injectable Pharmaceuticals	$780.3	$685.0	13.9%	14.0%
Medication Management	207.5	209.8	(1.1)%	(0.2)%
Other Pharma	162.8	113.4	43.6%	42.9%
Net Sales	$1,150.6	$1,008.2	14.1%	14.3%

(1)
The Non-GAAP financial measures contained in this press release include comparisons at constant currency rates, which reflect comparative local currency balances at prior period foreign exchange rates. Hospira calculated these percentages by taking current period reported net sales less the respective prior period reported net sales, divided by the prior period reported net sales, all at the respective prior period's foreign exchange rates. This measure provides information on the change in net sales assuming that foreign currency exchange rates have not changed between the prior and the current period. Management believes the use of this measure aids in the understanding of our change in net sales without the impact of foreign currency and provides greater transparency into Hospira's results of operations.

Hospira, Inc.
Net Sales by Product Line
(Unaudited)
(dollars in millions)

	Nine Months Ended September 30,
				Reported		Adjusted(1)(3)
	GAAP Net Sales 2014	GAAP Net Sales 2013	Adjusted Net Sales 2013(1)(3)	% Change at Actual Currency Rates	% Change at Constant Currency Rates(2)	% Change at Actual Currency Rates	% Change at Constant Currency Rates(2)
Americas—
Specialty Injectable Pharmaceuticals	$1,825.8	$1,590.4	$1,590.4	14.8%	15.5%	14.8%	15.5%
Medication Management	516.7	450.4	538.8	14.7%	16.6%	(4.1)%	(2.5)%
Other Pharma	351.5	278.1	278.1	26.4%	26.8%	26.4%	26.8%
Total Americas	2,694.0	2,318.9	2,407.3	16.2%	17.1%	11.9%	12.8%

EMEA—
Specialty Injectable Pharmaceuticals	257.5	244.7	244.7	5.2%	2.2%	5.2%	2.2%
Medication Management	79.2	69.2	82.4	14.5%	11.0%	(3.9)%	(6.8)%
Other Pharma	63.8	56.0	56.0	13.9%	8.0%	13.9%	8.0%
Total EMEA	400.5	369.9	383.1	8.3%	4.8%	4.5%	1.1%

APAC—
Specialty Injectable Pharmaceuticals	198.5	191.6	191.6	3.6%	7.3%	3.6%	7.3%
Medication Management	33.4	28.5	31.2	17.2%	21.1%	7.1%	10.6%
Other Pharma	10.8	9.5	9.5	13.7%	13.7%	13.7%	13.7%
Total APAC	242.7	229.6	232.3	5.7%	9.3%	4.5%	8.0%

Net Sales	$3,337.2	$2,918.4	$3,022.7	14.4%	14.9%	10.4%	10.9%

Global—
Specialty Injectable Pharmaceuticals	$2,281.8	$2,026.7	$2,026.7	12.6%	13.1%	12.6%	13.1%
Medication Management	629.3	548.1	652.4	14.8%	16.1%	(3.5)%	(2.5)%
Other Pharma	426.1	343.6	343.6	24.0%	23.4%	24.0%	23.4%
Net Sales	$3,337.2	$2,918.4	$3,022.7	14.4%	14.9%	10.4%	10.9%

(1)
Adjusted Net sales for the nine months ended September 30, 2013 excludes charges of $104.3 million related to the Device Strategy. The Device Strategy charges are reported in the respective Medication Management Net sales by product line as follows: Americas-$88.4 million, EMEA-$13.2 million and APAC-$2.7 million. There were no Device Strategy charges included in GAAP Net sales for the nine months ended September 30, 2014.

(2)
The Non-GAAP financial measures contained in this press release include comparisons at constant currency rates, which reflect comparative local currency balances at prior period foreign exchange rates. Hospira calculated these percentages by taking current period reported net sales less the respective prior period reported net sales, divided by the prior period reported net sales, all at the respective prior period's foreign exchange rates. This measure provides information on the change in net sales assuming that foreign currency exchange rates have not changed between the prior and the current period. Management believes the use of this measure aids in the understanding of our change in net sales without the impact of foreign currency and provides greater transparency into Hospira's results of operations.

(3)
Adjusted financial measures exclude specified items as described and reconciled to comparable GAAP financial measures in the Reconciliation of GAAP to Non-GAAP Financial Measures contained in this press release.